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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-8 to Form S-4 (Registration No. 333-20029-02) of our report dated February 7, 1997, except as to Note 2 which is as of February 27, 1997 which appears on page F-2 of the Watson Pharmaceuticals, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.


PRICE WATERHOUSE LLP
Costa Mesa, California
April 16, 1997